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                                                                 EXHIBIT 10(e)


                            QUAKER STATE CORPORATION
                            1996 DIRECTORS' FEE PLAN
                     (AS AMENDED EFFECTIVE JANUARY 1, 1997)

                                       1

                         PURPOSE; RESERVATION OF SHARES

      The purposes of the 1996 Directors' Fee Plan (the "Plan") are to provide Directors of Quaker State Corporation (the "Corporation") with payment alternatives for fees payable for future services as a member of the Board of Directors of the Corporation (hereinafter referred to as the "Board") or as a member of any committee thereof ("Director Fees") and to increase the identification of interests between such Directors and the stockholders of the Corporation by providing Directors the opportunity to elect to receive payment of Director Fees in shares of Capital Stock, par value $1.00 per share, of the Corporation ("Capital Stock"). For each calendar year, the aggregate number of shares of Capital Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 50,000 shares, subject to adjustment and substitution as set forth in Section 5(b).


                                       2

                                  ELIGIBILITY

      Any Director of the Corporation who is separately compensated for services on the Board or on any committee of the Board shall be eligible to participate in the Plan.

                                       3

                                   ELECTIONS

      (a) DIRECTOR FEE PAYMENT ALTERNATIVES. For each calendar year beginning January 1, 1997, a Director may elect any one of the following alternatives for the payment of Director Fees:

              (1) to receive current payment in cash, on the date on which the Director Fees are payable, of all Director Fees for the calendar year;

              (2) to receive current payment in shares of Capital Stock, on the date on which the Director Fees are payable, of all Director Fees for the calendar year (a "Current Stock Election");

              (3) to defer payment of all or a portion of the Director Fees for the calendar year for subsequent payment in cash (a "Cash Deferral Election"); or

              (4) to defer payment of all the Director Fees for the calendar year for subsequent payment in shares of Capital Stock (a "Stock Deferral Election").

      (b) FILING AND EFFECTIVENESS OF ELECTIONS. The election by a Director to receive payment of Director Fees other than in cash on the date on which the Director Fees are otherwise payable is made

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by filing with the Secretary of the Corporation a Notice of Election in the
form prescribed by the Corporation (an "Election"). In order to be effective for any calendar year, an Election must be received by the Secretary of the Corporation on or before December 31 of the preceding calendar year, except that if a Director files a Notice of Election on or before 30 days subsequent to the Director's initial election to the office of Director, the Election shall be effective on the date of filing with respect to Director Fees payable for any portion of the calendar year which remains at the date of such filing. An Election may not be modified or terminated after the beginning of a calendar year for which it is effective. Unless modified or terminated by filing a new Notice of Election on or before December 31 immediately preceding the calendar year for which such modification or termination is effective, an Election shall be effective for and apply to Director Fees payable for each subsequent calendar year. Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date when the Director Fees are otherwise payable. Any Election shall terminate on the date a Director ceases to be a member of the Board.

      (c) CURRENT STOCK ELECTIONS. During the period a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Capital Stock equal to (x) 105% of the cash amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Capital Stock, as defined in Section 11 hereof, on the date on which such Director Fees are payable. Any amount of Director Fees which is not paid in Capital Stock on the date otherwise payable because less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Capital Stock issuable on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election. The Corporation shall issue share certificates to the Director for the shares of Capital Stock acquired or, if requested in writing by the Director and permitted under such plan, the shares acquired shall be added to the Director's account under the Corporation's Automatic Dividend Reinvestment Plan. As of the date on which the Director Fees are payable in shares of Capital Stock, the Director shall be a stockholder of the Corporation with respect to such shares.

      (d) CASH DEFERRAL ELECTIONS. Director Fees deferred pursuant to a Cash Deferral Election shall be deferred and paid as provided in Sections 4 and 6. If only a portion of the Director Fees otherwise payable for a calendar year are deferred pursuant to a Cash Deferral Election, the Director Fees deferred shall be the first Director Fees earned during such year after the Cash Deferral Election becomes effective up to the amount of the Director Fees subject to such Cash Deferral Election, and any later Director Fees with respect to such calendar year shall be paid to the Director currently in cash.

      (e) STOCK DEFERRAL ELECTIONS. Director Fees deferred pursuant to a Stock Deferral Election shall be deferred and paid as provided in Sections 5 and 6. A Stock Deferral Election shall apply to all Director Fees otherwise payable with respect to a calendar year, or portion thereof, for which such Stock Deferral Election is effective.


                                       4

                       DEFERRED CASH COMPENSATION ACCOUNT

      (a) GENERAL. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited on the date on which such Director Fees are otherwise payable to a deferred cash compensation account maintained by the Corporation in the name of the Director (a "Deferred






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Cash Compensation Account").  A separate Deferred Cash Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board.

      (b) ADJUSTMENT FOR EARNINGS OR LOSSES. The amount in the Director's Deferred Cash Compensation Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains or losses for each quarter shall be equal to the amount determined under (1) below as follows:

              (1) DEEMED INVESTMENT OPTIONS. The total amount determined by multiplying the rate earned (positive or negative) by each fund available below (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for each month of the current calendar quarter by the portion of the balance in the Director's Deferred Cash Compensation Account as of the end of each such month, respectively, which is deemed to be invested in such fund pursuant to paragraph (2) below.

              Subject to elimination, modification or addition by the Board, the following shall be the funds available for the Director's election of deemed investments pursuant to paragraph (2) below:

                    (A) Income Fund. The Income Fund shall be the same as the Income Fund (Fund A) used from time to time by the Quaker State Corporation Thrift and Stock Purchase Plan (the "Thrift Plan"). Fund A is currently primarily invested in the PNC Money Market Portfolio. According to information supplied by PNC Bank, the PNC Money Market Portfolio is a mutual fund comprised of investments in a broad range of short-term, high quality, U.S. dollar-denominated instruments, such as government bonds, bank deposits, commercial and other short-term investments. The objective is to provide as high a level of current interest income as possible while maintaining liquidity and stability of principal; however, principal is not guaranteed. Earnings on Fund A investments are reinvested in the PNC Money Market Portfolio.

                    (B) Bond Fund. The Bond Fund shall be the same as the Bond Fund (Fund B) used from time to time by the Thrift Plan. Fund B is currently invested in the PNC Intermediate Government Portfolio. According to information supplied by PNC Bank, the PNC Intermediate Government Portfolio is a mutual fund comprised primarily of U.S. Treasury and Agency obligations or instruments collateralized by such obligations. This portfolio tends to perform best when interest rates are stable or in decline. The objective is to maximize current income while preserving capital; however, principal is not guaranteed. Until Thrift Plan contributions directed to Fund B are used to purchase investments, and at such other times as are necessary to properly administer the Thrift Plan, monies may be invested by the Trustee of the Thrift Plan in the PNC Money Market Portfolio described above. Earnings on Fund B investments are reinvested in Fund B.

                    (C) Equity Fund. The Equity Fund shall be the same as the Equity Fund (Fund D) used from time to time by the Thrift Plan. Fund D is currently invested in the PNC Index Equity Portfolio. According to information supplied by PNC Bank, the PNC Index Equity Portfolio is a mutual fund consisting of a diversified holding of common stocks of companies which make up the Standard & Poor's 500 Stock Index in approximately the same proportions as represented on the Index. The objective of the Portfolio is to duplicate or exceed the capital performance and dividend income of the Standard & Poor's 500 Stock Index. The Portfolio will fluctuate along with the stock market and will experience gain or loss on investments similar to the gain or loss represented by the Standard & Poor's 500 Stock Index; principal is not
              guaranteed.   Until Thrift Plan





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              contributions directed to Fund D are used to purchase
              investments, and at such other times as are necessary to properly administer the Thrift Plan, monies may be invested by the Thrift Plan Trustee in the PNC Money Market Portfolio described above. Earnings on Fund D investments are reinvested in Fund D.

                    (D) Other Options. In addition to, or in lieu of, the investment options described above, other funds may be established from time to time, as determined by the Board, and the Board may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options shall be made available and communicated to all Directors on a uniform basis.

      (2)  DEEMED INVESTMENT ELECTIONS.

              (A) The Director shall designate, on a form prescribed by the Corporation, the percentage, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board), of the deferred Director Fees that are to be deemed to be invested in the available funds under paragraph (1) above. Said designation shall be effective on a date specified by the Board and remain in effect and apply to all subsequent deferred Director Fees until changed as provided below.

              (B) A Director may elect to change, on a calendar quarter basis (or on such other basis as permitted from time to time by the Board), the deemed investment election under paragraph (A) above with respect to future deferred Director Fees among one or more of the options then available by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar quarter as of which the change is to be effective, with such change to be effective for deferred Director Fees credited to the Deferred Cash Compensation Account on or after the effective date.

              (C) A Director may elect to reallocate the balance of his Deferred Cash Compensation Account, subject to limitations imposed by the Board, on a calendar quarter basis, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board), among the deemed investment options then available. A Director may make such an election by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar quarter as of which the transfer election is to be effective, with such transfer to be based on the value of the Deferred Cash Compensation Account on the last day of the preceding quarter.

              (D) The election of deemed investments among the options provided above shall be the sole responsibility of each Director. The Corporation and Board members are not authorized to make any recommendation to any Director with respect to such election. Each Director assumes all risk connected with any adjustment to the value of his Deferred Cash Compensation Account. Neither the Board nor the Corporation in any way guarantees against loss or depreciation.

              (E) All payments from the Plan shall be made pro rata from the portion of the Director's Deferred Cash Compensation Account which is deemed to be invested in the Income Fund, the Bond Fund and the Equity Fund and/or such other funds as may be available from time to time for deemed investment elections under the Plan.

      (c) MANNER OF PAYMENT. The balance of a Director's Deferred Cash Compensation Account will be paid to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Cash Deferral Election. A Director may elect at the time of filing




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of the Notice of Election for a Cash Deferral Election to receive payment of the Director Fees in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date, as described in Section 6 hereof. The amount of any installment shall be determined by multiplying (i) the balance in the Director's Deferred Cash Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this Section 4(c) shall continue to be credited with the earnings, gains or losses on a quarterly basis as described in Section 4(b) hereof.


                                       5

                      DEFERRED STOCK COMPENSATION ACCOUNT

      (a) GENERAL. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board. On each date on which Director Fees are otherwise payable and a Stock Deferral Election is effective for a Director, the Director's Deferred Stock Compensation Account for that calendar year shall be credited with a number of shares of Capital Stock (including fractional shares) equal to (x) 105% of the cash amount of the Director Fees payable divided by
(y) the Fair Market Value of one share of the Capital Stock, as defined in
Section 11 hereof, on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Capital Stock in cash or property other than Capital Stock, on the date of payment of the dividend or distribution to holders of the Capital Stock each Deferred Stock Compensation Account shall be credited with a number of shares of Capital Stock (including fractional shares) equal to the number of shares of Capital Stock credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Capital Stock divided by the Fair Market Value of one share of the Capital Stock, as defined in Section 11 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Capital Stock made to the Director from such Account pursuant to Section 5(c) hereof.

      (b) ADJUSTMENT AND SUBSTITUTION. The number of shares of Capital Stock credited to each Deferred Stock Compensation Account, and the number of shares of Capital Stock available for issuance or crediting under the Plan in each calendar year in accordance with Section 1 hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Capital Stock payable in shares of Capital Stock or any split or consolidation of the outstanding shares of Capital Stock. If the outstanding Capital Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation or cash or property other than Capital Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

      (c) MANNER OF PAYMENT. The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Capital Stock to the Director or, in the event of the Director's death, to the





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Director's designated beneficiary, in accordance with the Stock Deferral
Election. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Capital Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 6 hereof. The number of shares of Capital Stock distributed in each installment shall be determined by multiplying (i) the number of shares of Capital Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Capital Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 5(a) hereof to reflect the installment payments made hereunder. Shares of Capital Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(c) shall continue to be credited with respect to dividends or distributions paid on the Capital Stock pursuant to Section 5(a) hereof and shall be subject to adjustment pursuant to Section 5(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Capital Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Capital Stock, as defined in Section 11 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Capital Stock distributed hereunder, or if requested in writing by the Director and permitted under such plan, the shares to be distributed shall be added to the Director's account under the Corporation's Automatic Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of Capital Stock, a Director shall be a stockholder of the Corporation with respect to such shares.


                                       6

                           PAYMENT COMMENCEMENT DATE

      Payment of amounts in a Deferred Cash Compensation Account or a Deferred Stock Compensation Account shall commence on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Director ceases to be a member of the Board for any reason, including death or disability.

                                       7

                            BENEFICIARY DESIGNATION

      A Director may designate, in the Beneficiary Designation form prescribed by the Corporation, any person to whom payments of cash or shares of Capital Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Corporation while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.






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                                       8

                          NON-ALIENABILITY OF BENEFITS

      Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.


                                       9

                          NATURE OF DEFERRED ACCOUNTS

      Any Deferred Cash Compensation Account or Deferred Stock Compensation Account and any cash fractional amount accumulated under Section 3(c) shall be established and maintained only on the books and records of the Corporation, and no assets or funds of the Corporation or the Plan or shares of Capital Stock of the Corporation shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Corporation to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Capital Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Corporation shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended.


                                       10

                  ADMINISTRATION OF PLAN; HARDSHIP WITHDRAWAL

      Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's beneficiary or such beneficiary's representative, if such Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to such Board such evidence as the Board, in its discretion, may





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require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made as soon as practicable after the Board approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Cash Compensation Account or Deferred Stock Compensation Account, as applicable, with the longest number of installment payments first, in each case in accordance with Section 4(b)(2)(E) if the distribution is from the Deferred Cash Compensation Account. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 10.


                                       11

                               FAIR MARKET VALUE

      Fair market value of the Capital Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board or its delegate, in its discretion, may determine to rely upon): (a) if the Capital Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Capital Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Capital Stock is not listed on such exchange, the highest and lowest sales prices per share of Capital Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Capital Stock is listed, or (c) if the Capital Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Capital Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Capital Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Capital Stock shall be the mean between the bona fide bid and asked prices per share of Capital Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section
11. If the fair market value of the Capital Stock cannot be determined on the basis previously set forth in this Section 11 on the date as of which fair market value is to be determined, the Board or its delegate shall in good faith determine the fair market value of the Capital Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.




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





                                       12

                      SECURITIES LAWS; ISSUANCE OF SHARES

      The obligation of the Corporation to issue or credit shares of Capital Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Capital Stock shares may then be listed and
(iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Capital Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Capital Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 12, then no shares of Capital Stock shall be issued or credited but rather, in the case of a Current Stock Election, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Capital Stock shall be credited in cash to a Deferred Cash Compensation Account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.


                                       13

                                 GOVERNING LAW

      The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.


                                       14

                   EFFECTIVE DATE; AMENDMENT AND TERMINATION

      The Plan was adopted by the Board on March 21, 1996 and became effective upon approval by the stockholders of the Corporation at its 1996 Annual Meeting held on May 16, 1996. On October 24, 1996, the Board amended the Plan effective as of January 1, 1997. The Board may further amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account.




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